Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 29, 2024, with respect to the consolidated financial statements of The Aaron’s Company, Inc. included in the proxy statement/prospectus of Katapult Holdings, Inc. that is made part of the Registration Statement (Form S-4) of Katapult Holdings, Inc. for the registration of 82,085,448 shares common shares.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 18, 2026